UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

GREENBOX POS
(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Dr, Suite 102 San Diego, CA 92108
(Address of principal executive offices) (Zip Code)

(619) 631-8261

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 27, 2019, the Board of Directors of GreenBox POS (the “Company”) engaged Hall & Company Certified Public Accounts, Inc. (“Hall”) as the Company's independent registered public accounting firm for the years ended December 31, 2017 and December 31, 2018.

During the two most recent fiscal years ended December 31, 2018 and December 31, 2017 and during the subsequent interim period from January 1, 2019 through June 27, 2019 neither the Company nor anyone on its behalf consulted Hall regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Hall concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 27, 2019, the sole officers and directors, Ben Errez and Fredi Nisan (the “Management”), of the Company, concluded that the following previously filed financial statements of the Company should not be relied upon:

●

The Company’s unaudited financial statements for the quarterly period ended March 31, 2018, contained in the Company’s: (i) Quarterly Report on Form 10-Q, originally filed with the Securities and Exchange Commission (“SEC”) on May 21, 2018; and (ii) Quarterly Report on Form 10-Q/A, originally filed with the SEC on September 19, 2018 (the “Q1 Report”).

●

The Company’s unaudited financial statements for the quarterly period ended June 30, 2018, contained in the Company’s: (i) Quarterly Report on Form 10-Q, originally filed with the SEC on September 6, 2018; (ii) Quarterly Report on Form 10-Q/A, originally filed with the SEC on September 10, 2018; and (iii) Quarterly Report on Form 10-Q/A, originally filed with the SEC on March 13, 2019 (the “Q2 Report”).

●

The Company’s unaudited financial statements for the quarterly period ended September 30, 2018, contained in the Company’s: (i) Quarterly Report on Form 10-Q, originally filed with the SEC on November 21, 2018; and (ii) Quarterly Report on Form 10-Q/A, originally filed with the SEC on March 13, 2019 (the “Q3 Report”).

●

The Company’s audited financial statements for the year ended December 31, 2018, contained in the Company’s Annual Report on Form 10-K, originally filed with the SEC on April 16, 2019 (the “2018 Report”, and together with the Q1 Report, the Q2 Report and the Q3 Report, the “Reports”).

The conclusion to prevent future reliance on the Reports resulted from the determination by the Management that the Reports failed to properly account for: (i) the conversion of $144,445 to 144,445,000 shares of the Company’s common stock, issued to Mr. Frank Yuan, pursuant to a line of credit provided by Mr. Frank Yuan to the Company (the “Shares Conversion”); and (ii) the April 11, 2018 Share Purchase Agreement (the “SPA”) pursuant to which GreenBox POS LLC, a Washington limited liability company (“PrivateCo”) majority owned and entirely controlled by the Management, acquired 144,445,000 shares of the Company’s common stock, representing approximately 90% of the Company’s issued and outstanding shares of common stock. Specifically, the Company has determined that:

i

The Company misstated April 12, 2018 to be the date of the Shares Conversion, instead of March 29, 2018, and thus did not account for the Shares Conversion in the Q1 Report, which resulted in the incorrect disclosure, on the Q1 Report, of the: (i) amount of issued and outstanding shares of the Company’s common stock; (ii) shareholders’ deficit; (iii) net cash from investing and finance activities; and (iv) total liabilities.

ii

In accordance with FASB ASC 805, reverse merger accounting, with the consolidated financial results of both the Company and PrivateCo, should have been recorded in the Q2, Q3, and the 2018 Reports, based on the fact that the Company’s controlling shareholder is PrivateCo, and because PrivateCo is majority owned and entirely controlled by the Management. As a result, the Q2, Q3, and the 2018 Reports should have reflected the combined balance sheets, income statements and cash flow statements of PrivateCo and the Company.

The Company will, as soon as is practicable, make the appropriate adjustments to the Reports by filing amendments to the Reports with the SEC which will include restated consolidated financial statements, notes thereto, and any other appropriate revisions.

The Management discussed the matters described in this Item 4.02 with representatives of Hall, the Company’s newly appointed independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Date: June 28, 2019	By:	/s/ Ben Errez
Name: Ben Errez
Title: Executive Vice President